UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 31, 2024

Date of Report (Date of earliest event reported)

DELEK US HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2024, Alon Brands, Inc. (“Alon”), a wholly owned subsidiary of Delek US Holdings, Inc. (NYSE: DK) (“Delek”), entered into a definitive equity purchase agreement (the “Purchase Agreement”) with Emprex Proximity LLC, a Delaware limited liability company (“Emprex”). Under the terms of the Purchase Agreement, Alon has agreed to sell, and Emprex has agreed to purchase, 100% of the equity interests in Alon’s direct and indirect, wholly-owned subsidiaries Southwest Convenience Stores, LLC, a Texas limited liability company, Skinny’s LLC, a Texas limited liability company, GTS Licensing Company, Inc., a Texas corporation, and Alon Financial Services, Inc., a Texas corporation (collectively the “Acquired Entities”) for cash consideration of $385 million (including the purchase of inventories) (the “Transaction”). The closing of the Transaction (the “Closing”) is currently anticipated to occur by the end of 2024, subject to certain customary closing conditions, including, among other things, the receipt of required governmental and other third party approvals (or the termination or expiration of applicable waiting periods).

The Acquired Entities own and operate 249 retail fuel and convenience stores (the “Retail Stores”) under the DK brand. The Retail Stores are located in Texas, New Mexico, and Arkansas. The Transaction includes a long-term agreement whereby Delek will sell to Emprex certain motor fuel products for use at the Retail Stores for 10 years.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the copy of the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Concerning Forward-Looking Statements

This filing contains “forward-looking statements” concerning Delek’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding the closing of the Transaction and the fulfillment of conditions to the closing. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following risks and uncertainties: Alon’s and Emprex’s ability to consummate the Transaction and the fulfillment of conditions to the closing, including, but not limited to, the receipt of required governmental and other third party approvals.

Item 7.01 Regulation FD Disclosure.

On August 1, 2024, Delek issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is included as Exhibit 99.1.

The information, including the exhibits attached hereto, furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)

2.1*	Membership Interest Purchase Agreement, dated July 31, 2024, by and between Alon Brands, Inc. and Emprex Proximity LLC.

99.1	Press Release of Delek US Holdings, Inc. dated August 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any of the omitted schedules or exhibits upon request by the United States Securities and Exchange Commission, provided, however, that Delek may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2024	DELEK US HOLDINGS, INC.

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer